UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2003

Simpson Manufacturing Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23804	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

4120 Dublin Boulevard, Suite 400, Dublin, CA 94568
(Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Item 5. Other Events.

On August 5, 2003, Simpson Manufacturing Co., Inc. announced its the retirement of the Chief Executive Officer of its subsidiary, Simpson Dura-Vent Company, Inc. in a press release reproduced below:

PRESS RELEASE – August 5, 2003

SIMPSON MANUFACTURING CO., INC. ANNOUNCES
THE RETIREMENT OF SUBSIDIARY'S CHIEF EXECUTIVE

Dublin, CA — Simpson Manufacturing Co., Inc. (NYSE: SSD) (the “Company”) announced today that Donald M. Townsend, Chief Executive Officer of its subsidiary, Simpson Dura-Vent Company, Inc., has announced his intention to retire. The timing of his retirement has not been determined, but Mr. Townsend has indicated that he will be involved in transitioning a successor into his role. The Company thanks Mr. Townsend for his outstanding contributions during his more than 20 years of service.

Simpson Manufacturing Co., Inc., headquartered in Dublin, California, through its subsidiary, Simpson Strong-Tie Company Inc., designs, engineers and is a leading manufacturer of wood-to-wood, wood-to-concrete and wood-to-masonry connectors, and through its subsidiary, Simpson Dura-Vent Company, Inc., designs, engineers and manufactures venting systems for gas and wood burning appliances. The Company’s common stock trades on the New York Stock Exchange under the symbol “SSD.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE:	August 5, 2003	By	/s/Michael J. Herbert
Michael J. Herbert
Chief Financial Officer